Exhibit 99.1

Aditxt Issues Shareholder Update

RICHMOND, Va. (April 17, 2023) – Aditxt,® Inc, (NASDAQ: ADTX) (“Aditxt” or the “Company”), a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system, is pleased to provide an important update regarding its three innovation programs and strategic M&A initiatives.

PEARSANTA, INC.™ (IMMUNE MONITORING)

Aditxt’s Pearsanta Designated as the Backup Bidder in Lucira Chapter 11 Auction

●	On April 3, 2023, Aditxt subsidiary, Pearsanta, Inc. (“Pearsanta”) submitted a bid to acquire substantially all of Lucira Health Inc.’s (“Lucira”) assets, which included Lucira Connect and FDA-approved at-home combination COVID-19 and flu tests. At the bankruptcy auction, which was held on April 6, 2023, Pearsanta was chosen as the backup bidder.

●	On April 11, 2023, Aditxt filed an objection to the sale of the assets of Lucira to the winning bidder, raising issues as to the fairness and the good faith of Lucira, as well as questioning value maximization for creditors. However, Pearsanta was ultimately designated as the backup bidder.

Takeaway:

“The interest in the Lucira assets at auction shows the sheer value of the test-to-treat model,” said Amro Albanna, co-founder, chairman and CEO of Aditxt. and current acting CEO of Pearsanta. “Adixt’s mission is to advance innovations that allow people to make better, smarter, more informed decisions about their health based on more insightful data. The technology that we’ve already invested in—along with the therapeutics in our portfolio—mirror our mission of innovation built by the people and for the people.”

What’s next:

●	In the coming months, Pearsanta will continue to seek to expand its product pipeline, research and development, and have wider commercial reach with patients and at point-of-care to support test to treat.

●	Pearsanta will seek to acquire a full-service laboratory.

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ADIVIR, INC.™ (THERAPEUTICS)

Adivir, Inc. is Formed as a Wholly Owned Subsidiary to Expand into Broad-Spectrum Antiviral Market

Discussions continue with biopharmaceutical company Cellvera to acquire certain of its assets.

●	In April 2023, the Company formed a wholly owned subsidiary, Adivir, Inc., which will focus on the Company’s therapeutics and antimicrobial program. In December 2021, the Company entered into Share Exchange Agreement with Cellvera Global Holdings, LLC (“Cellvera”) f/k/a AiPharma Global Holdings, LLC, pursuant to which the Company agreed to acquire Cellvera. Cellvera is focused on discovering, developing, and commercializing antimicrobial therapies across a broad spectrum of infectious diseases, and holds exclusive rights to a broad spectrum oral antiviral drug targeting various infectious diseases in certain parts of the world.

●	The Company continues to evaluate a potential transaction with Cellvera, which may involve the acquisition of certain limited assets from Cellvera that the Company believes will be complementary to its current programs.

Takeaway:

“We believe that this proposed transaction with Cellvera will promote the Company’s mission in developing innovative therapies for infectious diseases,” said Albanna. “Avigan® is an attractive candidate for the treatment of a wide range of viral infections that today plague people the world over.”

What’s next:

●	The completion of one or more of these transactions remains subject to the satisfactory completion of due diligence, securing of necessary financing, and entry into definitive agreements based upon agreed terms and other closing conditions, including regulatory and board approvals. There is no assurance that the Company will be successful in consummating such transactions.

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ADIMUNE, INC.™ (Immune Modulation Program)

Adimune Continues to Move Forward with Human Clinical Trials in Germany.

Currently working toward adding Human Trials in the U.S. as early as Q4 2023

●	Initial studies in Germany will focus on psoriasis.

●	Adimune’s immune modulation technologies are designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune disease and allergies.

●	GMP manufacturing of clinical grade drug substances (DNA plasmids) is complete and GMP formulation of clinical grade ADI™-100, to be used for the first-in-human studies in subjects with psoriatic lesions, has been initiated.

●	The manufacturing program includes required stability studies of the GMP material for submission with the clinical trial application (CTA). Stability data will be gathered while the clinical trials are ongoing and up to 24 months.

●	Aditxt has also completed the in-life portion of the toxicology studies. Safety data is recorded and Aditxt is now awaiting immunotoxicology data. Upon completion of GMP manufacturing and toxicology studies, the Company intends to submit a CTA in Q2 2023 to finalize an agreement for Phase I/II first-in-human (FIH) clinical trials in the U.S. for autoimmune CNS diseases.

Takeaway:

“Aditxt’s vision is dedicated to a new era of precision medicine through individual immune monitoring and modulation,” Albanna states. “We are laser-focused on advancing each of our innovation programs toward commercialization. Adimune’s initiation of ADI-100 manufacturing is measurable progress of Adimune toward our 2023 strategic goals.”

What’s next:

The Company may engage in future acquisitions or strategic transactions which may require additional financing or financial commitments. As of December 31, 2022, the Company had cash of approximately $2.8 million. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to execute on one or more of the transactions that we are pursuing or meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

About Aditxt, Inc.

Aditxt, Inc.® (NASDAQ: ADTX) is a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system. Headquartered in Richmond, Virginia, with operations in Silicon Valley, California, and New York, New York. Aditxt’s mission of “Making Promising Innovations Possible, Together” is defined by our growing ecosystem of research institutions, global industry partners and shareholders who inform and inspire our mission. Aditxt’s diverse innovation portfolio includes: Adimune, Inc.™, developing and designing a new class of therapeutics for retraining the immune system to address organ rejection, autoimmunity, and allergies; Adivir, Inc.™, focused on identifying, developing and commercializing new ways to treat infectious diseases; and Pearsanta, Inc.™, which offers personalized immune monitoring for a wide range of health conditions, including hereditary cancer, wounds and cardiomyopathy.

For more information, visit the Company’s websites at www.Aditxt.com, www.Adimune.com, www.Adivir.com and www.Pearsanta.com. Follow us on LinkedIn for the latest company news.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to execute on its strategic M&A initiatives; the Company’s ability obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the Company’s ability to raise additional capital; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor relations and media contact:ir@aditxt.com

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